UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2008

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)          On October 2, 2008, the Board of Directors (the “Board”) of True Religion Apparel, Inc. (the “Company”) amended the Company’s Code of Conduct. A copy of the amended Code of Conduct is attached to this report as Exhibit 14.1 and incorporated hereto by reference. The Code of Conduct, as amended, is available on the Company’s website http://www.truereligionbrandjeans.com by first clicking “Investor Relations” and then “Corporate Governance”.

The Code of Conduct was amended to: (a) clarify potential conflicts of interest and the proper manner to handle potential conflicts of interest; (b) clarify prohibited acts with regard to inside information and guidelines on compliance with the Company’s policies; and (c) add provisions regarding the Company’s equal employment opportunity and anti-harassment policies. This summary is qualified in its entirety by reference to the Code of Conduct, as amended.

Item 8.01	Other Events.

On October 2, 2008, the Board amended the Company’s Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, and Nominating and Corporate Governance Committee Charter. A copy of each of the Company’s amended Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, and Nominating and Corporate Governance Committee Charter is available on the Company’s website at http://www.truereligionbrandjeans.com by first clicking “Investor Relations” and then “Corporate Governance”.

The Corporate Governance Guidelines were amended to: (a) clarify the role of the Nominating and Corporate Governance Committee in identifying nominees to the Board; (b) provide greater discretion to the committee in setting the qualifications for directors; (c) clarify the Company’s policy on succession planning; and (d) provide guidance on stockholder communication with the Board and define the responsibility of members of the Board. This summary is qualified in its entirety by reference to the Corporate Governance Guidelines, as amended.

The Audit Committee Charter was amended to: (a) narrow the focus of the committee and clarify the role of the committee and the role of management in connection with financial statements; (b) prohibit committee members from serving on more than two other audit committees without the consent of the Board; (c) clarify procedural rules for meetings of the committee; and (d) expand the responsibilities of the committee related to the Company’s relationship with its independent auditor, oversight of the Company’s internal audit function, internal controls, and risk management, and oversight of the Company’s compliance matters. This summary is qualified in its entirety by reference to the Audit Committee Charter, as amended.

The Compensation Committee Charter was amended to: (a) narrow the focus of the committee and align the committee’s purpose with the requirements of Nasdaq and SEC rules; (b) clarify procedural rules for meetings of the committee; (c) clarify the committee’s responsibility for oversight of executive officer compensation; (d) expand the committee’s responsibility in connection with benefit plans; (e) require the committee to prepare an annual executive compensation report; and (f) add the responsibility for the committee to review the compensation of non-employee directors. The summary is qualified in its entirety by reference to the Compensation Committee Charter, as amended.

2

                 The Nominating and Governance Committee Charter was amended to: (a) include the Nasdaq exception that permits one non-independent director to serve for a period of not more than two years in certain circumstances; (b) clarify procedural rules for meetings of the committee; and (c) eliminate the obligation to evaluate and develop responses to stockholder proposals. The summary is qualified in its entirety by reference to the Nominating and Governance Committee Charter, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 14.1	Code of Conduct, as amended, of True Religion Apparel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 8, 2008	TRUE RELIGION APPAREL, INC.

By: /s/ Peter F. Collins Name: Peter F. Collins Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit 14.1	Code of Conduct, as amended, of True Religion Apparel, Inc.